Exhibit 10.1(e)

AIMMUNE THERAPEUTICS, INC.

2015 EQUITY INCENTIVE AWARD PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Aimmune Therapeutics, Inc., a Delaware corporation, (the “Company”), pursuant to its 2015 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive, in accordance with the Global Restricted Stock Unit Award Agreement, including any special terms and conditions for the Participant’s country set forth in the appendix attached hereto as Exhibit A (the “Appendix”) (collectively, the “Agreement”), one share of Common Stock (“Share”). This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Global Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[ ]
Grant Date:	[ ]
Total Number of RSUs:	[ ]
Vesting Commencement Date:	[ ]
Vesting Schedule:	[ ]
Termination:

If the Participant experiences a Termination of Service prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will cease to vest and thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By accepting this award of Restricted Stock Units via the Company’s online acceptance procedure, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.  The Participant further consents to receive Plan documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

Exhibit 10.1(e)

AIMMUNE THERAPEUTICS, INC.

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Global Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement, including any special terms and conditions for the Participant’s country set forth in the appendix attached hereto as Exhibit A (the “Appendix”) (collectively, this “Agreement”), is attached, Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2015 Equity Incentive Award Plan, as amended from time to time (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (“Share”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

ARTICLE I.

GENERAL

1.1Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNITS

2.1Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs under the Plan.

2.2Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Shares under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3Vesting Schedule. Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).

2.4Forfeiture, Termination and Cancellation upon Termination of Service.

(a)Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s Termination of Service for any or no reason, all Restricted Stock Units which have not vested prior to or in connection with such Termination of Service (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service (if any)) shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the date on which the Participant incurs a Termination of Service shall thereafter become vested.

Exhibit 10.1(e)

(b)For purposes of the Restricted Stock Units and the Participant’s participation in the Plan, the Participant’s Termination Service will be considered to be the date the Participant is no longer actively providing services to the Company or any of its Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Restricted Stock Units.

2.5Issuance of Common Stock upon Vesting. As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than thirty (30) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 2.4(b) hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 12.4 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

2.6Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 12.4 of the Plan.

2.7Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.2 of the Plan.

2.8Responsibility for Taxes.

(a)The Participant acknowledges that, regardless of any action the Company or, if different, the Affiliate that employs the Participant or for which the Participant otherwise provides services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant's responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient.  The Participant further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, the subsequent sale of any Shares acquired pursuant to the RSU and the receipt of any dividends and (ii) do not commit to structure

Exhibit 10.1(e)

the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant's liability for Tax-Related Items.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Service Recipient to satisfy any applicable withholding obligations with regard to any Tax-Related Items by withholding from proceeds of the sale of Shares under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).  In the event that such withholding by sale of Shares is not advisable or desirable by the Company (in its sole and absolute discretion), the Participant authorizes the Company and/or the Service Recipient to satisfy the applicable withholding obligations by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company and/or the Service Recipient, (ii) withholding a sufficient number of whole Shares that would otherwise be issued to the Participant upon settlement of the RSUs having an aggregate value sufficient to pay the Tax-Related Items, or (iii) any other method determined by the Company and compliant with applicable law, provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the obligation for Tax-Related Items will be satisfied by one or a combination of, the following: withholding from (i) the proceeds from the sale of Shares or (ii) the Participant’s wages or cash compensation, unless otherwise determined by the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) in advance of the withholding event.

(c)The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum rates in the jurisdictions applicable to the Participant, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.  Further, if the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant will be deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of Shares is held back solely for the purpose of paying Tax-Related Items.

(d)The Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means described in this Section.  The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

ARTICLE III.

OTHER PROVISIONS

3.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

Exhibit 10.1(e)

3.2RSUs Not Transferable. The RSUs shall be subject to the restrictions on transferability set forth in Section 12.3 of the Plan; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the RSUs may be transferred to one or more Permitted Transferees, subject to and in accordance with Section 12.3 of the Plan.

3.3Tax and Legal Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant acknowledges that the Participant should consult with her tax, legal and financial consultants in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax or legal advice.

3.4Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 14.2 of the Plan.

3.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.7Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.8Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.9Governing Law. The laws of the State of Delaware, United States of America, shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.   Any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, or relating to or arising from the Plan, may be brought only in the state or federal courts located in the Northern District of California where this grant is made and/or to be performed, and the parties to this Agreement hereby submit to and consent to the sole and exclusive jurisdiction of such courts, and no other courts.

3.10Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and Applicable Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Shares the Company shall not be required to deliver any Shares issuable upon settlement of the RSUs

Exhibit 10.1(e)

prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  The Participant understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, the Participant agrees that the Company shall have unilateral authority to amend this Agreement without his or her consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

3.11Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

3.12Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.13Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.14Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall be interpreted as forming or amending an employment or service contract with the Company or any of its Affiliates or interfere with or restrict in any way with the right of the Company or any of its Affiliates, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.

3.15Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

3.16Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or

Exhibit 10.1(e)

appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.17Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.18Nature of Grant.  In accepting the RSUs, the Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d)the Participant is voluntarily participating in the Plan;

(e)the RSUs and the Shares subject to the RSU, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)the RSUs and the Shares subject to the RSU, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a subsidiary of the Company;

(h)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of the Participant's employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any); and

(j)neither the Company, the Service Recipient nor any other Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the

Exhibit 10.1(e)

United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

3.19Data Privacy.  By participating in the Plan via the Company’s acceptance procedure, the Participant is declaring that the Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.

(a)Declaration of Consent.  The Participant understands that the Participant needs to review the following information about the processing of the Participant’s personal data by or on behalf of the Company, the Service Recipient and/or any Affiliate as described in this Agreement and any other Plan materials (the “Personal Data”) and declare his or her consent.  As regards the processing of the Participant’s Personal Data in connection with the Plan and this Agreement, the Participant understands that the Company is the controller of the Participant’s Personal Data.

(b)Data Processing and Legal Basis.  The Company collects, uses and otherwise processes Personal Data for the purposes of allocating Shares and implementing, administering and managing the Plan.  The Participant understands that this Personal Data may include, without limitation, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or any of its Affiliates, details of all awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor.  The legal basis for the processing of the Participant’s Personal Data, where required, will be the Participant’s consent.

(c)Stock Plan Administration Service Providers.  The Participant understands that the Company transfers the Participant’s Personal Data, or parts thereof, to E*TRADE (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan.  In the future, the Company may select a different service provider and share the Participant’s Personal Data with such different service provider that serves the Company in a similar manner.  The Participant understands and acknowledges that the Company’s service provider will open an account for the Participant to receive and trade Shares acquired under the Plan and that the Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan.

(d)International Data Transfers.  The Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as E*TRADE, are based in the United States.  If the Participant is located outside the United States, the Participant understands and acknowledges that the Participant’s country may have enacted data privacy laws that are different from the laws of the United States.  For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program, which is open to companies subject to Federal Trade Commission jurisdiction and in which the Company participates with respect to employee data. The Company’s legal basis for the transfer of the Participant’s Personal Data, where required, is the Participant’s consent.

(e)Data Retention.  The Participant understands that the Company will use the Participant’s Personal Data only as long as is necessary to implement, administer and manage the

Exhibit 10.1(e)

Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws.  In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of the Participant’s Personal Data would be compliance with the relevant laws or regulations.  When the Company no longer needs the Participant’s Personal Data for any of the above purposes, the Participant understands the Company will remove it from its systems.

(f)Voluntariness and Consequences of Denial/Withdrawal of Consent.  The Participant understands that the Participant’s participation in the Plan and the Participant’s consent is purely voluntary.  The Participant may deny or later withdraw the Participant’s consent at any time, with future effect and for any or no reason.  If the Participant denies or later withdraws his or her consent, the Company can no longer offer participation in the Plan to the Participant or offer other equity awards to the Participant or administer or maintain such awards and the Participant would no longer be able to participate in the Plan.  The Participant further understands that denial or withdrawal of the Participant’s consent would not affect the Participant’s status or salary as an employee or service provider or the Participant’s career and that the Participant would merely forfeit the opportunities associated with the Plan.

(g)Data Subject Rights.  The Participant understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where the Participant is based and subject to the conditions set out in the applicable law, the Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of the Participant’s objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of the Participant’s Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Participant’s Personal Data that the Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Participant’s employment and is carried out by automated means.  In case of concerns, the Participant understands that the Participant may also have the right to lodge a complaint with the competent local data protection authority.  Further, to receive clarification of, or to exercise any of, the Participant’s rights, the Participant understands that the Participant should contact his or her local human resources representative.

3.20Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Agreement and the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

3.21Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

Exhibit 10.1(e)

3.22Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

3.23Country-Specific Provisions.  The Participant’s participation in the Plan shall be subject to any special terms and conditions set forth in the Appendix attached hereto for the Participant’s country.  Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

3.24Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on any RSUs granted under the Plan and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements, consents, authorizations or undertakings that may be necessary to accomplish the foregoing.

3.25Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach, whether of like or different nature.

3.26Exchange Control, Foreign Asset/Account and/or Tax Reporting. The Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect the Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds from the sale of Shares and the receipt of any dividends paid on Shares) in a brokerage or bank account outside the Participant’s country.  The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in the Participant’s country.  The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt.  The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations and that the Participant should speak to his or her personal advisor on this matter.

3.27Insider Trading/Market Abuse. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times that the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to his or her personal advisor on this matter.

Exhibit 10.1(e)

EXHIBIT A

Country-Specific Provisions for Participants Outside the U.S.

Capitalized terms used but not defined in this Exhibit A (the “Appendix”) shall have the same meanings assigned to them in the Grant Notice, the Agreement and the Plan.

Terms and Conditions

This Appendix, which is part of the Agreement, includes additional terms and conditions that govern the RSUs granted to the Participant under the Plan if the Participant works and/or resides in one of the countries listed below.  If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working (or is considered as such for local law purposes), or if the Participant transfers employment or residency to a different country after the Grant Date, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.

Notifications

This Appendix also includes information regarding securities laws, exchange controls and certain other issues of which the Participant should be aware with respect to participating in the Plan.  The information is based on the securities, exchange controls and other laws in effect in the respective countries as of February 2020.  Such laws are often complex and change frequently.  As a result, the Participant should not rely on the information noted herein as the only source of information relating to the consequences of participating in the Plan because the information may be out-of-date at the time the Participant acquires Shares under the Plan or subsequently sell such Shares.

In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result.  Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working (or is considered as such for local law purposes), or the Participant transfers employment or residency to a different country after the Grant Date, the notifications contained in this Appendix may not be applicable to the Participant in the same manner.

France

Terms and Conditions

RSUs Not Tax-Qualified.  The RSUs are not intended to qualify for specific tax or social security treatment in France.

Language Consent.  By accepting the grant of the RSUs, the Participant confirms having read and understood the documents related to the grant (the Grant Notice, the Agreement and the Plan), which were provided in the English language.  The Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue.  En acceptant l’attribution de droits sur des actions assujettis à des restrictions (« RSUs »), le Participant confirme avoir lu et compris les documents relatifs à l’attribution (l’Avis d'Attribution, le Contrat et le Plan) qui ont été fournis en langue anglaise.  Le Participant accepte les dispositions de ces documents en connaissance de cause.

Exhibit 10.1(e)

Notifications

Foreign Asset / Account Reporting Notification.  French residents may hold Shares acquired under the Plan outside France, provided they declare all foreign accounts, whether open, current, or closed, in the their income tax return.

Germany

Notifications

Exchange Control Notification.  Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank).  If the Participant is a German resident and he or she makes or receives a payment in excess of this amount in connection with the Participant’s participation in the Plan, the Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Ireland

There are no country-specific provisions.

Switzerland

Notifications

Securities Law Notification.  Neither this document nor any other materials relating to the RSUs (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

United Kingdom

Terms and Conditions

Responsibility for Taxes.  The following provision supplements Section 2.9 of the Agreement:

The Participant agrees to indemnify the Company and/or the Service Recipient for all Tax-Related Items that they are required to pay or withhold or have paid or will pay to Her Majesty’s Revenue & Customs (“HMRC”) (or any other relevant authority) on the Participant’s behalf and authorizes the Company and/or the Service Recipient to recover such amounts by any of the means set out in Section 2.9 of the Agreement.  The Participant also agrees to be liable for any Tax-Related Items related to the RSUs and legally applicable to him or her, and hereby covenants to pay any such Tax-Related items as and when requested by the Company, the Service Recipient or by HMRC (or any other relevant authority).

Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply.  In the event that the Participant is an executive officer or director and the income tax is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a

Exhibit 10.1(e)

benefit to the Participant on which additional income tax and national insurance contributions may be payable.  The Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Service Recipient, as applicable, for the value of any employee national insurance contributions due on this additional benefit.